UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 4, 2008
ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24583 (Commission File Number)	75-2320087 (IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas (Address of principal executive offices)	75074 (Zip Code)
Registrant’s telephone number, including area code (302) 427-5892
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
          On February 11, 2008, the registrant issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.
          On February 4, 2008, Adams Golf, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders in which the stockholders approved an amendment to the Company’s certificate of incorporation to effect a one-for-four reverse stock split of the outstanding shares of the Company’s common stock. The Company expects the reverse stock split to be effective on or about February 15, 2008, after the Company files the amendment to its certificate of incorporation. Subject to processing by the over-the-counter bulletin board, the Company’s common stock should begin trading on a split-adjusted basis on or about February 19, 2008.
          In conjunction with the reverse stock split, the Company has submitted an application for listing its common stock on a market operated by NASDAQ. The application is subject to review and approval by NASDAQ’s Listing Qualifications Department. The Company hopes to have its common stock listed on NASDAQ’s Capital Market by the end of the first quarter of 2008. There can be no assurance that the Company’s common stock will be approved for listing on any of the markets operated by NASDAQ.
          Pursuant to General Instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 and each exhibit to this report relating to Item 7.01 shall be deemed furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not intended to be deemed or considered “filed” and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before, on, or after the date hereof and notwithstanding any general incorporation language or reference in any such filing.

Item 8.01	Other Events.
          On February 11, 2008, the registrant issued a press release. See Item 7.01.

Item 9.01	Financial Statements and Exhibits.
          (d)     Exhibits.

Exhibit
No.	Description of Exhibit
99.1	Press Release (furnished herewith)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.
Date: February 11, 2008	By:	/s/ Eric Logan
	Name:	Eric Logan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release (furnished herewith)